Exhibit 99.1

Bridgeline Announces Financial Results for the Full Year
and Fourth Quarter of Fiscal 2022

FY 2022 Revenue Increases 27% Versus Prior Year

FY 2022 Subscription and Licenses Revenue Increases 36% Versus Prior Year

Woburn, Mass., December 20, 2022 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a leading SaaS marketing technology provider, today announced financial results for its fiscal fourth quarter ended September 30, 2022.

“Bridgeline continues to grow with an increase of 27% in annual revenue compared to the prior year,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Our partner network is driving new customer wins, and in addition to our ISV partners such as BigCommerce, Kentico, Optimizely, and Sitefinity, we have added several system integrators including Niteco and Thanx Media to drive more sales.”

Financial Highlights – Fourth Fiscal Quarter of Fiscal Year 2022

●	Total revenue was $4.2 million, an increase of 3% from $4.1 million in the prior year period.

●	Subscription and licenses revenue was $3.4 million, an increase of 3% from $3.4 million in the prior year period.

●	Gross profit was $3.0 million, an increase of 7% from $2.8 million in the prior year period.

●	Gross margin increased to 71% compared to 68% in the prior year period.

Financial Highlights – Fiscal Year 2022

●	Total revenue was $16.8 million, an increase of 27% from $13.3 million in the prior year period.

●	Subscription and licenses revenue was $13.6 million, an increase of 36% from $10.0 million in the prior year period.

●	Gross profit was $11.7 million, an increase of 34% from $8.7 million in the prior year period.

●	Gross margin increased to 70% compared to 66% in the prior year period.

Business Highlights

Corporate Highlights

●

Bridgeline reported 28 SaaS license sales totaling over $1 million in total contract value with $340 thousand in annual recurring revenue for its fourth quarter of fiscal year 2022. Bridgeline's cross-sale strategy remains strong, with 13 subscription sales to its existing customer base and 15 newly won customers. Existing Bridgeline customers who expanded their ownership of Bridgeline software include HP, 7-Eleven, and SAGE Publishing.

●

More than 100 customers renewed their software subscriptions in the fourth quarter, including Caterpillar, AstraZeneca, Hammacher Schlemmer, and Coca-Cola Europacific Partners. More than 80% of Bridgeline’s revenue comes from subscriptions, with the balance of the revenue from professional services to implement Bridgeline’s software.

●

Bridgeline expanded its executive team, adding John Murcott as Bridgeline’s EVP Products & Strategy. Mr. Murcott brings more than 20 years of experience in the marketing technology sector to Bridgeline. He was a founding member of Ari Kahn’s first MarTech company, FatWire, which he helped build into an industry leader in Content Management before it was acquired by Oracle in 2011.

New Customer Highlights

●

A top electrical distributor has committed to a more than $250,000 multi-year license for Bridgeline's TruPresence and HawkSearch products to power their site search and recommendations. HawkSearch's AI site search technology was identified to help grow the distributor's massive online catalog with 700 sites, 5 million products, and 15 million monthly queries.

●	A major Asia Pacific retailer with 150 brands and 2,600 locations selected Bridgeline to power ten of its brands including New Balance, Reebok, Converse, Skechers, and Foot Locker.

●

A leading plumbing supplier has committed to a more than $60,000 license for Bridgeline’s HawkSearch to power personalized recommendations and data quality enhancement capabilities. The supplier will use HawkSearch to power site search for their 28 distribution locations, 15 appliance stores, and distribution for their catalog of over 200,000 products.

●

A garden and pet supply market leader has committed to a more than $80,000 license for Bridgeline’s HawkSearch to power personalized recommendations and data quality enhancement capabilities. The supplier will use HawkSearch to power site search functionality for two leading websites with millions of search inquiries each month.

Partner Highlights

●

Niteco, the world's largest Optimizely partner, entered into a partnership agreement with Bridgeline as announced in October 2022. Niteco services 500 customers in 30 countries including Panasonic, Heineken, and Electrolux. The partnership is focused on selling and implementing HawkSearch, which is Optimizely’s first non-native site search integrated with their B2B and B2C platforms.

●

Thanx Media, a systems integrator who serves Fortune 500 customers such as PayPal, Target, and Ulta Beauty, partnered with Bridgeline in November 2022 to sell and implement Bridgeline's HawkSearch product. Thanx Media is certified in both the Optimizely and BigCommerce platforms.

●

Bridgeline announced in November that its AI-powered site search, HawkSearch, is now available for Multi-Storefront users on the BigCommerce platform. BigCommerce has expanded the availability of Bridgeline’s HawkSearch connector to their Multi-Storefront users, including leading brands such as Ted Baker, Vanity Group, and Airofit B2B. BigCommerce sites powered by HawkSearch can index product catalog data, build personalized recommendations, and offer data quality enhancement across their multiple online storefronts.

Financial Results - Fourth Fiscal Quarter of Fiscal Year 2022

●	Total revenue increased 3% to $4.2 million for the quarter ended September 30, 2022, as compared to $4.1 million for the same period in 2021.

●

Subscription and licenses revenue increased 3% to $3.4 million for the quarter ended September 30, 2022, from $3.4 million for the same period in 2021. As a percentage of total revenue, Subscription and licenses revenue was consistent at 82% of total revenue for the quarter ended September 30, 2022, compared to 82% for the same period in 2021. Subscription and licenses revenue is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue.

●

Services revenue was $0.8 million for the quarter ended September 30, 2022, as compared to $0.8 million for the same period in 2021. As a percentage of total revenue, Services revenue accounted for 18% of total revenue for the quarter ended September 30, 2022, compared to 18% for the same period in 2021.

●

Gross profit increased 7% or $0.2 million to $3.0 million for the quarter ended September 30, 2022, as compared to $2.8 million for the same period in 2021. Cost of revenue decreased 6% or $0.1 million to $1.2 million for the quarter ended September 30, 2022, compared to $1.3 million for the same period in 2021.

●

Gross margin increased to 71% for the quarter ended September 30, 2022, compared to 68% for the same period in 2021. Subscription and licenses gross margin was 76% for the three months ended September 30, 2022, as compared to 75% for the same period in 2021. Services gross margins were 47% for the three months ended September 30, 2022, compared to 37% for the same period in 2021.

●	Operating expenses were $3.4 million for the quarter ended September 30, 2022, a slight decrease from $3.4 million for the same period in 2021.

●	Net loss for the quarter ended September 30, 2022, was $0.5 million, compared to a net loss of $1.4 million for the same period in 2021.

Financial Results – Year-to-Date Twelve Months of Fiscal Year 2022

●	Total revenue increased 27% to $16.8 million for the twelve months ended September 30, 2022, as compared to $13.3 million for the same period in 2021.

●

Subscription and licenses revenue increased 36% to $13.6 million for the twelve months ended September 30, 2022, from $10.0 million for the same period in 2021. As a percentage of total revenue, subscription and licenses revenue increased to 81% of total revenue for the twelve months ended September 30, 2022, compared to 75% for the same period in 2021.

●

Services revenue was $3.3 million for the twelve months ended September 30, 2022; a slight decrease as compared to $3.3 million for the same period in 2021. As a percentage of total revenue, services revenue accounted for 19% of total revenue for the twelve months ended September 30, 2022, compared to 25% for the same period in 2021.

●

Gross profit increased 34% or $3.0 million to $11.7 million for the twelve months ended September 30, 2022, as compared to $8.7 million for the same period in 2021. Cost of revenue increased 13% or $0.6 million to $5.1 million for the twelve months ended September 30, 2022, compared to $4.5 million for the same period in 2021.

●

Gross margin increased to 70% for the twelve months ended September 30, 2022, compared to 66% for the same period in 2021. Subscription and licenses gross margin was 75% for the twelve months ended September 30, 2022, as compared to 72% for the same period in 2021. Services gross margin was 46% for the twelve months ended September 30, 2022, as compared to 47% for the same period in 2021.

●	Operating expenses were $13.6 million for the twelve months ended September 30, 2022, an increase of $3.7 million from $9.9 million for the same period in 2021.

●

Change in fair value of warrant liabilities resulted in a $3.7 million non-cash gain for the twelve months ended September 30, 2022. This compares to a non-cash loss from change in fair value of $5.9 million for the same period in 2021.

●	Net income for the twelve months ended September 30, 2022, was $2.1 million, compared to a net loss of $6.7 million for the same period in 2021.

Conference Call:

Bridgeline Digital, Inc. will hold a conference call today, December 20, 2022, at 4:30 p.m. Eastern Time to discuss these results. The Company's President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question-and-answer period.

The details of the conference call are as follows:

Bridgeline Digital Fourth Quarter 2022 Earnings Call

Tuesday, December 20, 2022, at 4:30 p.m. ET

https://register.vevent.com/register/BI40734be2e87c439597c84167873d6fc6

Participants can register for the conference call using the above URL above.
Once registered, participants will receive dial-in numbers and unique PIN number.

Replays of the conference call will be available through the following link:

https://edge.media-server.com/mmc/p/k5d5qaxc

Non-GAAP Financial Measures

This press release contains the following Non-GAAP financial measures: Adjusted EBITDA, Non-GAAP adjusted net income (loss), and Non-GAAP adjusted net earnings (loss) per diluted share.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA and Non-GAAP adjusted net income/(loss) as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Non-GAAP adjusted net income (loss) and Non-GAAP adjusted net earnings (loss) per diluted share are calculated as net income (loss) or net income (loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, change in fair value of warrants, stock-based compensation, restructuring and acquisition-related costs, goodwill impairment charges, preferred stock dividends and any related tax effects.

Bridgeline's management does not consider these Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of Non-GAAP Adjusted EBITDA and adjusted net income (loss) may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that Adjusted EBITDA and Non-GAAP adjusted net income (loss) have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net revenue:
Digital engagement services	$767	$753	$3,259	$3,296
Subscription and perpetual licenses	3,443	3,351	13,560	9,963
Total net revenue	4,210	4,104	16,819	13,259

Cost of revenue:
Digital engagement services	406	472	1,759	1,743
Subscription and perpetual licenses	826	844	3,358	2,790
Total cost of revenue	1,232	1,316	5,117	4,533
Gross profit	2,978	2,788	11,702	8,726

Operating expenses:
Sales and marketing	1,352	997	5,232	2,726
General and administrative	927	678	3,387	2,359
Research and development	722	934	3,217	2,387
Depreciation and amortization	386	425	1,599	1,202
Restructuring and acquisition related expenses	-	373	164	1,235
Total operating expenses	3,387	3,407	13,599	9,909
Loss from operations	(409)	(619)	(1,897)	(1,183)
Change in fair value of contingent consideration, interest expense and other, net	(10)	(876)	417	(883)
Government grant income	-	-	-	88
Change in fair value of warrant liabilities	(38)	135	3,655	(5,885)
Income (loss) before income taxes	(457)	(1,360)	2,175	(7,863)
Provision for (benefit from) income taxes	18	1	30	(1,174)
Net income (loss)	$(475)	$(1,361)	$2,145	$(6,689)
Deemed dividend on convertible preferred stock	-	(2,015)	-	(2,015)
Net income (loss) attributable to common shareholders	$(475)	$(3,376)	$2,145	$(8,704)
Net income (loss) per share attributable to common shareholders:
Basic	$(0.05)	$(0.40)	$0.21	$(1.47)
Diluted	$(0.05)	$(0.40)	$0.20	$(1.47)
Number of weighted average shares outstanding:
Basic	10,320,906	8,381,657	10,232,862	5,935,981
Diluted	10,320,906	8,381,657	10,366,907	5,935,981

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30	September 30
	2022	2021
ASSETS

Current assets:
Cash and cash equivalents	$2,856	$8,852
Accounts receivable, net	1,182	1,370
Prepaid expenses and other current assets	242	196
Total current assets	4,280	10,418
Property and equipment, net	268	252
Operating lease assets	589	481
Intangible assets, net	6,268	7,755
Goodwill	15,985	15,985
Other assets	123	76
Total assets	$27,513	$34,967

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$429	$732
Current portion of operating lease liabilities	199	161
Accounts payable	972	974
Accrued liabilities	995	908
Purchase price and contingent consideration payable, current portion	250	3,463
Deferred revenue	1,943	2,097
Total current liabilities	4,788	8,335
Long-term debt, net of current portion	588	1,197
Operating lease liabilities, net of current portion	390	320
Purchase price and contingent consideration payable, net of current portion	-	2,360
Warrant liabilities	749	4,404
Other long-term liabilities	646	774
Total liabilities	7,161	17,390

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at September 30, 2022 and 2021	-	-
Series D Convertible Preferred Stock: 4,200 shares authorized; no shares issued and oustanding at September 30, 2022 and 2021	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 10,417,609 shares at September 30, 2022 and 10,187,128 shares at September 30, 2021, issued and outstanding	10	10
Additional paid-in-capital	100,704	100,207
Accumulated deficit	(80,142)	(82,287)
Accumulated other comprehensive loss	(220)	(353)
Total stockholders' equity	20,352	17,577
Total liabilities and stockholders' equity	$27,513	$34,967

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$(475)	$(1,361)	$2,145	$(6,689)
Provision for (benefit from) income tax	18	1	30	(1,174)
Change in fair value of contingent consideration, interest expense and other, net	10	876	(417)	883
Government grant income	-	-	-	(88)
Change in fair value of warrant liabilities	38	(135)	(3,655)	5,885
Amortization of intangible assets	336	404	1,487	1,130
Depreciation and other amortization	59	21	121	72
Restructuring and acquisition-related expenses	-	373	164	1,235
Stock-based compensation	114	55	321	188
Adjusted EBITDA	$100	$234	$196	$1,442

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$(475)	$(1,361)	$2,145	$(6,689)
Amortization of intangible assets	336	404	1,487	1,130
Change in fair value of warrant liabilities	38	(135)	(3,655)	5,885
Restructuring and acquisition-related charges	-	373	164	1,235
Stock-based compensation	114	55	321	188
Non-GAAP adjusted net income (loss)	$13	$(664)	$462	$1,749

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net income (loss)	$(0.05)	$(0.16)	$0.21	$(1.13)
Amortization of intangible assets	0.03	0.05	0.14	0.19
Change in fair value of warrant liabilities	0.00	(0.02)	(0.35)	0.99
Restructuring and acquisition-related expenses	-	0.04	0.02	0.21
Stock-based compensation	0.01	0.01	0.03	0.03
Non-GAAP adjusted net earnings (loss) per diluted share	$0.00	$(0.08)	$0.04	$0.29